UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)   April 26, 2001
                                          -----------------

                         The Marina Limited Partnership
 -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

     Indiana                        0-13174                       35-1689935
---------------------------       --------------------       -------------------
State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

     11691 Fall Creek Road, Indianapolis, Indiana                   46256
------------------------------------------------------         ---------------
       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code         (317) 845-0270
                                                      -------------------------





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Item 5. Other Events and Regulation FD Disclosure.

         On April 26, 2001, The Marina Limited Partnership (the "Registrant") filed a Schedule 13E-3 and a preliminary Proxy Statement with the Securities and Exchange Commission ("SEC"), which describes a plan to reduce the number of limited partners below 300 and to cease registration with the SEC as a public company (the "Plan").

         By letter dated May 1, 2001, the Registrant announced the filing of the Plan with the SEC to its limited partners, which letter is attached hereto as
Exhibit 20.1.

         By a second letter dated May 1, 2001, the Registrant transmitted its Annual Report on Form 10-K for the year ended December 31, 2000 to its limited partners, which letter is attached hereto as Exhibit 20.2.


Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired

                  Not applicable

         (b)      Pro forma financial information

                  Not applicable

         (c)      Exhibits

                  Exhibit Number              Description
                  --------------              -----------

                      20.1        Letter to limited partners, dated May 1, 2001.

                      20.2        Letter to partners, dated May 1, 2001.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    The Marina Limited Partnership

Date: May 4, 2001   By: /s/ Donald Donald J. Calabria
                        -----------------------------------------------------
                        Donald J. Calabria, Vice President, Treasurer, and Secretary (Principal Financial Officer) of The Marina II Corporation, the General Partner of The Marina Limited Partnership















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                                  EXHIBIT INDEX


      EXHIBIT
      NUMBER                     DESCRIPTION

       20.1                      Letter to limited partners, dated May 1, 2001.


       20.2                      Letter to partners, dated May 1, 2001.





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                                  EXHIBIT 20.1


May 1, 2001



The Limited Partners
The Marina Limited Partnership

Dear Limited Partner:

         Marina filed a Schedule 13E-3 and preliminary Proxy Statement with the Securities and Exchange Commission (SEC) on April 26, 2001, which describes a plan to reduce the number of Limited Partners below 300 and to cease registration with the SEC as a public company. De- registration would relieve Marina of the expense of periodic reporting, proxy solicitation and other informational requirements of the Securities Exchange Act of 1934, as amended.

         The transaction as proposed would be executed by a reverse unit split, which would consolidate each 300 current units into one unit. Any Limited Partner holding less than 300 current units would then hold less than one full unit. Limited Partners who would hold less than one full unit will receive $40 per old unit or alternatively the Limited Partner can purchase sufficient old units at $40 per unit to round up to 300 old units convertible into one new unit. Such round up will be limited to the number of old units sold by Limited Partners not wishing to round up.

         Completion of this transaction is subject to SEC review of our Schedule 13E-3 and Proxy Statement and subsequent approval of the Limited Partners by vote at a meeting of the Limited Partners. Further information and timing will be distributed as developments occur related to this transaction.

                                      Yours truly,



                                      Allen E. Rosenberg
                                      President and Chief Executive Officer
                                      The Marina II Corporation General Partner of The Marina Limited Partnership







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                                  EXHIBIT 20.2


May 1, 2001



Dear Partner:

The Partnership earned $5.94 per unit in 2000 as compared to $6.24 per unit in the previous year. This reduction in earnings is due primarily to less income from marine operations at Morse Lake Marina. Low water reduced slip rentals for the year. This was anticipated in my letter last year. Other operations continued at about the same pace. The Annual Report included with this letter, reports in more detail on our activities for the year.

The Partnership and Marina I L.P. sold 65 homesites from our single-family developments in 2000 as compared to 59 in 1999 (see page 10 for more detail). We currently have a sufficient inventory of homesites for 2001.

Our newest residential development is Canal Place, in which 81 homesites are complete out of a total of approximately 250. This development is to replace Cambridge, which is about sold out. We are off to a slow start in Canal Place waiting for Irving Materials to move some of their facilities that are unattractive. This removal and buffering of the site will be complete this year. Early indications are that sales will improve to offset the reduction in sales in Cambridge. Our other residential developments continued to exhibit the same pattern of sales as the previous year.

Marine operations include boat slip rental, fuel, marine supplies, boat repair, storage, boat sales and the construction of new docks for sale. Each of these activities was started in a small way and gradually expanded to develop a full service Marina. Some do not provide much profit, but compliment activities that are more profitable. Morse Lake produced lower boat slip rentals due to low water levels last Spring.

Retail and office space in Marina Village is fully leased. There has been some turnover in the tenants and some lost rent as a result. We continue to own several parcels of commercial land that are for sale, but most of the higher value commercial sites have been sold.

Please remember that the Marina Partnership units are no longer publicly traded so that if you wish to buy or sell partnership units, you must contact us to follow the prescribed trading process. This process will protect our partnership tax status. Refer to page 5 and 6 for a detailed description of the process and price information.

The Directors approved a cash distribution of $5.50 for each limited partnership unit to partners of record on March 23, 2001 to be paid on April 5, 2001. This is the same amount as last year.

Our overall strategy for the future continues to be to maximize the value of our



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land  development and  marina  business  while at  the same time controlling the risk. Our land development niche is to sell a limited number of homesites to the medium to high-income market while fostering those activities that tend to maintain home values in our communities. The other primary component of the strategy is to keep operating expenses down. As a part of this, we have included a letter briefly detailing a proposed transaction to reduce the number of partners below 300. Such transaction will eliminate the cost of filing reports with the S.E.C. Since we have stopped the trading of Limited Partner units in the public market to protect our partnership tax status, there seems little benefit to continue the cost of this reporting requirement. We expect to send you a proxy and schedule a meeting to obtain approval of the reverse split in the near future.

We lost a Director and a good friend last year when Stan Hunt passed away. He was one of the founders of The Shorewood Corporation. We worked together and played together for many years. I miss him very much.

Sincerely,



Allen E. Rosenberg
President
The Marina II Corporation
General Partner of
The Marina Limited Partnership













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